Exhibit 99.1

Press Release

For Immediate Release

Guaranty Bancshares, Inc.

Announces First Quarter 2023 Earnings Release

and Conference Call Schedule

Addison, Texas – April 3, 2023 / Business Wire / – Guaranty Bancshares, Inc. (NYSE: GNTY), the parent company of Guaranty Bank & Trust, N.A. (the "Bank"), announced today that it will hold a conference call to discuss first quarter 2023 financial results on Monday, April 17, 2023 at 10:00 a.m. CT. The related earnings press release will be issued Monday, April 17, 2023 at 6:00 a.m. CT.

The conference call will be hosted by Ty Abston, Chairman of the Board and CEO, Cappy Payne, SEVP and Company CFO, and Shalene Jacobson, EVP and Bank CFO. All conference attendees must register before the call at www.gnty.com/earningscall. The conference materials will be available by accessing the Investor Relations page on our website, www.gnty.com. A recording of the conference call will be available by 1:00 p.m. CT the day of the call and remain available through April 30, 2023 on our Investor Relations webpage.

About Guaranty Bancshares

Guaranty Bancshares, Inc. is the parent company for Guaranty Bank & Trust, N.A. and has 32 banking locations across 26 Texas communities located within the East Texas, Dallas/Fort Worth, Houston and Central Texas regions of the state. As of December 31, 2022, Guaranty Bancshares, Inc. had total assets of $3.4 billion, total loans of $2.4 billion and total deposits of $2.7 billion. Visit www.gnty.com for more information.

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Contact Information:

Cappy Payne
Senior Executive Vice President & Company CFO
Guaranty Bancshares, Inc.
(888) 572-9881

investors@gnty.com